EXHIBIT 5.1
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                      OPINION OF DAVIS WRIGHT TREMAINE LLP


October 8, 2002


Columbia Banking System, Inc.
1301 A Street
Tacoma, Washington 98402

RE: AMENDED AND RESTATED STOCK OPTION PLAN, AS AMENDED EFFECTIVE APRIL 25, 2000 (THE "PLAN")

Dear Ladies and Gentlemen:

You have requested us to furnish our opinion as to the legality of the shares of common stock of Columbia Banking System, Inc. (the "COMPANY") which are being registered (the "COMMON STOCK") under the Registration Statement on Form S-8 to be filed on October 8, 2002, (the "REGISTRATION STATEMENT"), by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "SECURITIES ACT").

We have examined the Registration Statement, the initial prospectus to be delivered in accordance with Item 1 of Registration Statement, the Plan, the Amended and Restated Articles of Incorporation and the Bylaws of the Company, and certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized, and when issued and delivered by the Company and paid for as contemplated by the Registration Statement and the Plan, it will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,

Davis Wright Tremaine LLP

/s/ Davis Wright Tremaine LLP